AMENDMENT TO CONSULTING AGREEMENT

February 1, 2022

Mr. Reinhard Vogt
Kehrstrabe 8b
37085 Gottingen Germany

Societät Reinhard and Noah Vogt AG o GmbH
Kehrstrabe 8b
37085 Gottingen Germany

Dear Reinhard:

Please confirm your agreement by signing where indicated below that the term of your engagement and the engagement of Societät Reinhard and Noah Vogt AG o GmbH (collectively, the “Consultant”) pursuant to that certain Consulting Agreement, dated as of July 20, 2020, and amended by letter agreement dated March 8, 2021 (as amended, the “Agreement”), with Scientific Industries, Inc. (the “Company”), for services provided to Scientific Bioprocessing, Inc, a wholly-owned subsidiary of the Company, is hereby amended effective March 1, 2021, with the first sentence of section 3 amended and restated in its entirety below:

For each full month that services are provided, the Company shall pay or cause SBI to pay Consultant a fee of EUR €17,500 in cash.
There are no other changes to the Agreement.

Scientific Industries, Inc.

By:	/s/ Helena Santos
Name: Helena R. Santos
Title: President and CEO

Scientific Bioprocessing, Inc.

By:	/s/ John Moore
Name: John A. Moore
Title: President

Acknowledged and agreed to:

By:	/s Reinhard Vogt
Reinhard Vogt

Societät Reinhard and Noah Vogt AG o GmbH

By:	/s/ Reinhard Vogt
Name: Title: